SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                               Exchange Act of 1934

 Filed by the Registrant   X
 Filed by a Party other than the Registrant ___
 Check the appropriate box:
   X  Preliminary Proxy Statement
   __ Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
   __ Definitive Proxy Statement
   __ Definitive Additional Materials
   __ Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                      WAUSAU-MOSINEE PAPER CORPORATION
            (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

   X No fee required

  __ Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

  __ Fee paid previously with preliminary materials.

  __ Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ___________________________
     (2)  Form, Schedule or Registration Statement No:______________
     (3)  Filing Party: ___________________________
     (4)  Date Filed: ___________________________

                      [WAUSAU PAPER LOGO AND LETTERHEAD]

                                     March 18, 2005




Dear Shareholder:

      You are cordially invited to attend our annual meeting of shareholders to be held on April 21, 2005, at the Great Hall on ArtsBlock, Wausau, Wisconsin.

      The Board has nominated Gary W. Freels and Thomas J. Howatt for reelection as Class III directors and Michael M. Knetter, Dean of the University of Wisconsin School of Business, for election to a newly created Class III directorship. At the annual meeting you will also be asked to approve a change in our corporate name to "Wausau Paper Corp." The change in our corporate name is intended to complete the process begun last September when we began to operate under the name "Wausau Paper" as part of a broader initiative to create a unified brand recognition across our three business segments. Our branding initiative has been well received in our markets and the amendment will provide consistency between our legal and commercial names.

      Details on the time and place of the meeting are set forth in the attached notice and proxy statement as are information on matters to be voted on by shareholders and other customary and important disclosures.

      I look forward to seeing you at the annual meeting. Whether or not you plan to attend the annual meeting, please sign and return the enclosed proxy so that your vote will be counted.

                                     Sincerely,


                                     THOMAS J. HOWATT

                                     Thomas J. Howatt
                                     President and CEO

                       WAUSAU-MOSINEE PAPER CORPORATION
                                100 PAPER PLACE
                         MOSINEE, WISCONSIN 54455-9099

                             _____________________


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             _____________________

      The annual meeting of shareholders of Wausau-Mosinee Paper Corporation will be held at the Great Hall on ArtsBlock, 401 North Fourth Street, Wausau, Wisconsin, on Thursday, April 21, 2005, at 2:00 p.m., local time. The following proposals will be considered by shareholders at the annual meeting:

      1.    The election of three Class III directors;

      2. An amendment to the Company's amended and restated articles of incorporation to change the name of the Company to "Wausau Paper Corp."; and

      3.    Any other business that properly comes before the meeting.

      The record date for determining the holders of common stock entitled to notice of and to vote at the annual meeting or any adjournment thereof is the close of business on February 18, 2005.


      March 18, 2005

                                           By order of
                                           the Board of Directors

                                           SCOTT P. DOESCHER

                                           Scott P. Doescher
                                           Secretary


PLEASE PROMPTLY VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED
                                   ENVELOPE.

                              PROXY STATEMENT FOR
                       WAUSAU-MOSINEE PAPER CORPORATION
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 21, 2005
                               TABLE OF CONTENTS
                                                                       Page No.

Solicitation of Proxies....................................................1

Voting Procedures..........................................................1
      Your Vote............................................................1
      Shareholders Entitled to Vote........................................1
      Quorum, Required Vote, and Related Matters...........................2

Proposal No. 1 - Election of Directors.....................................2
      General Information..................................................2
      Election of Directors................................................3
      Board of Directors...................................................4
      Corporate Governance Guidelines and Committees of the Board of
            Directors......................................................5
      Compensation of Directors............................................6
      Determination of Independence of Directors...........................6

Stock Ownership............................................................7
      Stock Ownership of Directors, Executive Officers, and 5%
            Shareholders...................................................7
      Section 16(a) Beneficial Ownership Reporting Compliance..............8

Report of the Audit Committee and Related Matters..........................8
      Audit Committee Report...............................................8
      Audit Committee Pre-Approval Policies................................9
      Independent Auditor and Fees........................................10

Executive Compensation....................................................10
      Summary Compensation Table..........................................10
      Stock Options and Stock Appreciation Rights.........................11
      Retirement Benefits.................................................13
      Report of the Compensation Committee................................14

Stock Price Performance Graph.............................................16

Proposal No. 2 - Approval of Name Change to "Wausau Paper Corp."..........17
      Proposed Amendment to Change the Company's Name to "Wausau Paper
            Corp."........................................................17
      Vote Required for Approval of the Amendment.........................17

Other Matters.............................................................18
      Costs of Solicitation...............................................18
      Proxy Statement Proposals...........................................18
      Householding of Annual Meeting Materials............................18

Appendices
      Appendix A - Audit Committee Charter

WAUSAU-MOSINEE PAPER CORPORATION                        MARCH 18, 2005
100 PAPER PLACE
MOSINEE, WISCONSIN  54455-9099
WWW.WAUSAUPAPER.COM

                            SOLICITATION OF PROXIES

      We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Wausau-Mosinee Paper Corporation for use at the 2005 annual meeting of shareholders, including any adjournment thereof. The annual meeting will be held at 2:00 p.m. on April 21, 2005, at the Great Hall on ArtsBlock, 401 North Fourth Street, Wausau, Wisconsin.

                               VOTING PROCEDURES

YOUR VOTE

      Your vote is important. Whether or not you plan to attend the annual meeting, please sign, date, and return the enclosed proxy promptly in order to be sure that your shares are voted. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company at our principal office in Mosinee, Wisconsin, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice at the annual meeting.

      All shares represented by your properly completed proxy which have been submitted to the Company prior to the meeting (and which have not been revoked) will be voted in accordance with your instructions. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A PROPOSAL, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS THE BOARD RECOMMENDS.

      If any matters other than those described in this proxy statement are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies in the proxy form furnished to you by the Board will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote. As of the date of this proxy statement, we do not anticipate that any other matters will be presented to the annual meeting.

SHAREHOLDERS ENTITLED TO VOTE

      General. Shareholders at the close of business on the record date, February 18, 2005, are entitled to notice of and to vote at the annual meeting. Each share is entitled to one vote on each proposal properly brought before the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of elections appointed by the Board. On the record date, there were 51,695,251 shares of common stock outstanding.

      "Street Name" Accounts. If you hold shares in "street name," you will receive voting instructions from the broker that is the holder of record of your shares. In some cases, your broker may be able to vote your shares even if you provide no instructions (such as the election of directors), but on other matters your broker may vote the shares held for you only if you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as a "broker non-vote" and may count as a vote against certain proposals. See "Quorum, Required Vote, and Related Matters."

      Dividend Reinvestment Plan and Common Stock Purchase Plan Participants. If you are a participant in the Dividend Reinvestment and Stock Purchase Plan or Common Stock Purchase Plan, your proxy will also serve to direct the plan administrator to vote any shares of common stock held for you under either plan at the close of business on the record date. Shares beneficially owned by participants in the plans for which no proxy or other
                                       1
voting directions are received will not be voted. Your form of proxy will permit you to vote the shares held in the plan.

      401(k) Plan Participants. If you are a participant in our 401(k) plan you may vote an amount of shares equivalent to the interest in our common stock credited to your account as of the record date. Your proxy will serve as voting instructions for the trustee of the 401(k) plan. If you own shares through the 401(k) plan and do not vote, the plan trustees will vote the plan shares in the same proportion as shares for which instructions were received under the plan. Your form of proxy will permit you to vote the shares held in the plan.

QUORUM, REQUIRED VOTE, AND RELATED MATTERS

      Quorum. A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy. For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

      Election of Directors. Directors are elected by a plurality of the votes cast. For this purpose, a "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum of the three directors to be chosen at the annual meeting. You may vote in favor of the nominees specified on the accompanying proxy form or may withhold your vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

      Change of Company Name to "Wausau Paper Corp." Proposal No. 2 (see "Proposal No. 2 - Approval of Name Change to "Wausau Paper Corp.") will be approved if two-thirds of the shares of stock issued and outstanding on the record date are voted at the annual meeting vote for approval. Therefore, shares not represented at the annual meeting, broker non-votes, and abstentions will have the same effect as a vote cast against the proposal.

      All Other Proposals. As of the date of this proxy statement, we do not anticipate that any other proposals will be brought before the annual meeting. Generally, proposals other than the election of directors which are brought before the meeting will be approved if the votes cast for the proposal exceed the votes cast against the proposal.

                    PROPOSAL NO. 1 - ELECTION OF DIRECTORS

GENERAL INFORMATION

      The Nomination Process. Nominations for director are recommended to the Board by the Corporate Governance Committee. The Committee operates under a charter which is available under "About Wausau Paper - Corporate Governance" on the Company's website at www.wausaupaper.com. The Board has determined that all members of the Committee are independent directors under New York Stock Exchange, Inc. ("NYSE") listing standards. See "- Corporate Governance Guidelines and Committees of the Board of Directors - Corporate Governance Committee," page 5, for more information on the Committee.

      Candidates for election to the Board may be identified for initial consideration by the Committee from a wide variety of potential sources. For example, the Committee will consider candidates for nomination from among incumbents whose term will expire at the next annual meeting, persons identified by other members of the Board, executive officers, shareholders, and persons identified by a professional search firm should the Committee believe it appropriate to engage such a firm to assist it. To recommend an individual for consideration, a shareholder should mail or otherwise deliver a written recommendation to the Committee not later than the December 1 immediately preceding the annual meeting for which the individual is to be considered for inclusion as a nominee of the Board. At a minimum, a shareholder recommendation should include the
                                       2
individual's current and past business or professional affiliations and experience, age, stock ownership, particular qualifications, and such other information as the shareholder deems relevant to assist the Committee in considering the individual's potential service as a member of the Board.

      Qualifications. In reviewing potential nominees, the Committee will consider the age, skills, and experience of current Board members and the requirement under our Corporate Governance Guidelines that a majority of the Board members must be independent, as determined in accordance with NYSE listing standards. At a minimum, nominees must satisfy the qualification requirements included in our Guidelines (which are also posted on our website), including the provision that no person may be elected a director if that person has attained age 70 as of the date of the election. All potential nominees submitted to or identified by the Committee will be evaluated on a similar basis for their level of qualifications and experience.

      The Committee believes that persons recommended by it to the Board should possess strong intellectual skills, have had a successful career in business, higher education, or a profession which demonstrates an ability to manage a complex organization, have a reputation for personal and professional integrity, be able to exercise a sound and independent business judgment, and understand the economic, financial, and operational issues to be addressed by the Company. Directors whose terms of office will expire at the next annual meeting are considered by the Committee on the basis of these qualities and also on the basis of their service to the Company during their term in office.

ELECTION OF DIRECTORS

      The number of directors will increase to eight effective with the election of directors at the annual meeting. As increased, the Board will be divided into three classes consisting of three Class I and Class III directors, and two Class II directors, respectively. One class of directors is to be elected at each annual meeting of shareholders to serve a three-year term. Any director appointed by the Board to fill a newly created directorship is required to stand for reelection by the shareholders at the first annual meeting following his or her appointment by the Board.

      Upon recommendation of the Corporate Governance Committee, the Board has nominated Gary W. Freels and Thomas J. Howatt for reelection, and Michael M. Knetter for election, as Class III directors for terms of office which will expire at the annual meeting of shareholders to be held in 2008. Mr. Knetter was recommended to the Committee by an executive officer of the Company other than the CEO. No third party was engaged by the Committee to assist it in its search for nominee candidates. In the event any nominee should become unable or unwilling to be a nominee for election at the annual meeting, it is the intention of the proxies to vote for such substitute or substitutes as may be designated by the Board.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS III DIRECTOR. The following table sets forth information concerning the business background and experience of the Board nominees and all continuing directors. Unless specified, all current positions listed for a nominee or director have been held for at least five years. Directors whom the Board has determined are independent under the criteria of the NYSE listing standards (or nominees who will meet such criteria) are denoted by an asterisk (*).

                            PRINCIPAL OCCUPATION                                CLASS AND YEAR
                            AND OTHER                                           IN WHICH TERM   DIRECTOR
NAME AND AGE                DIRECTORSHIPS                                       WILL EXPIRE     SINCE
NOMINEES
Gary W. Freels*, 56        President, Alexander Properties, Inc. (investment      Class III      1996
                           management); formerly President, M&I First             2008
                           American Bank

Thomas J. Howatt, 55       President and Chief Executive Officer of the           Class III      2000
                           Company since August, 2000; formerly Senior Vice       2008
                           President, Printing & Writing Group
                                       3
Michael M. Knetter*, 44    Dean, School of Business, University of Wisconsin      Class III       -
                           - Madison since July, 2002; formerly, Professor and    2008
                           Associate Dean, Tuck School of Business, Dartmouth
                           College; also a trustee of Lehman Brothers First Trust
                           Income Opportunity Fund and a director of Great
                           Wolf Resorts, Inc.

CONTINUING DIRECTORS

Walter Alexander*, 70      President of Alexander Lumber Co.; also a              Class I        1997
                           director of Old Second Bancorp. Inc.                   2006

San W. Orr, Jr., 63        Chairman of the Board of the Company                   Class I        1970
                           and Advisor, Estates of A.P. Woodson                   2006
                           and Family; Chief Executive Officer of the
                           Company (2000; 1994-1995; 1989-1990); also
                           a director of Marshall & Ilsley Corporation

David B. Smith, Jr.*, 66   Consultant; formerly Vice President,                   Class I        1972
                           Labor Relations, Weyerhaeuser Company                  2006

Dennis J. Kuester*, 63     Chairman and CEO, and a director of Marshall           Class II       2001
                           & Ilsley Corporation; also a director of Modine        2007
                           Manufacturing Company

Andrew N. Baur*, 60        Chairman of the Board of Southwest Bank of             Class II       2004
                           St. Louis, a wholly-owned subsidiary of Marshall       2007
                           & Ilsley Corporation, since October, 2002; former
                           Chairman of the Board and CEO of Mississippi Valley
                           Bancshares, Inc., and its subsidiary, Southwest Bank
                           of St. Louis; also a director of Marshall & Ilsley
                           Corporation and Bakers Footwear Group, Inc.

BOARD OF DIRECTORS

      Meetings of the Board. The Board met six times in 2004. Each of the directors attended at least 75% of the total number of the meetings of the Board and the committees on which they served during the last fiscal year.

      Meetings of Non-management Directors. The Board's non-management directors meet in executive session following each February Board meeting and establish a schedule of additional meetings. The non-management directors must meet at least twice each year under the Company's Corporate Governance Guidelines. At their February, 2005, meeting, the non-management directors selected Dennis J. Kuester to preside over their meetings. Shareholders and others may communicate directly with Mr. Kuester or any other non-management directors by following the procedures set forth in the following paragraph.

      Communicating with the Board. Shareholders and others may communicate with the Board by writing to the Chairman at the Company's corporate office, 100 Paper Place, Mosinee, Wisconsin 54455-9099. Individual directors may also be contacted in writing at the same address. Mail may be opened and sorted before forwarding to the director to whom the mail was addressed. If a communication does not involve an ordinary business matter and if a particular director is named, the communication will be forwarded to that director. If no particular director is named, such communication will be forwarded to the Chairman of the appropriate Board committee. If a complaint or concern involves accounting, internal accounting controls, or auditing matters, the correspondence may be addressed to, and will be forwarded to the Chairman of the Audit Committee. Our website also describes
                                       4
the Audit Committee's concern or complaint procedures. In order to expedite a response, the non-management directors have instructed management to receive, research, and respond, if appropriate, on behalf of the Company's non-management directors or a particular director, to any communication regarding an ordinary business matter.

      Attendance at Annual Meetings. The Board has an informal policy under which all directors are expected to attend the annual meeting of shareholders. Each of our directors attended the annual meeting held in 2004.

CORPORATE GOVERNANCE GUIDELINES AND COMMITTEES OF THE BOARD OF DIRECTORS

      Available Corporate Governance Documents. Our Corporate Governance Guidelines set forth basic principles and guidelines concerning the qualifications and responsibilities of directors, Board committees, and other matters. In addition, we have adopted a code of business conduct and ethics for all employees and a separate code of ethics which also covers our CEO and senior financial officers. The Corporate Governance Guidelines, committee charters, and codes of ethics are posted on our website. See "About Wausau Paper - Corporate Governance" at www.wausaupaper.com. A copy of these documents may also be obtained from the Secretary of the Company by writing to our corporate office.

      Our Corporate Governance Guidelines provide that the Company shall have Audit, Compensation, and Corporate Governance Committees in addition to any other committees the Board considers appropriate. Each of the members of the following committees satisfies the criteria for independence under applicable rules of the Securities and Exchange Commission ("SEC"), NYSE listing standards, and other applicable regulations.

      Audit Committee.  The Audit Committee, established in accordance with
Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) compliance by the Company with legal and regulatory requirements. The Committee has the sole authority to appoint or replace the Company's independent auditor. Members of the Committee may not serve on the audit committees of more than two other public companies. The members of our Audit Committee also satisfy the additional NYSE and SEC rules for independence applicable to audit committees of listed companies. The Audit Committee charter was amended in 2004, primarily to reflect the Audit Committee's role in overseeing the Company's responsibility to maintain an appropriate and effective system of internal controls. The amended charter is included with this proxy statement as Appendix A.

      Mr. Freels (Chairman), Mr. Alexander, Mr. Baur, and Mr. Kuester serve on the Audit Committee. The full Committee met nine times and there were six meetings between management and the Chairman of the Committee in 2004. See "Report of the Audit Committee and Related Matters," for the report of the Audit Committee and other information relating to the selection of, and fees paid to, the independent auditor.

      Compensation Committee. The Compensation Committee is appointed by the Board to (1) discharge the Board's responsibilities relating to compensation of the Company's directors and officers, and (2) produce an annual report on executive compensation for inclusion in the Company's proxy statement. The Committee has overall responsibility for approving and evaluating director and officer compensation plans, policies, and programs, and approves the granting of equity-based incentives. The Committee's report on the Company's compensation policies for executive officers is included in this proxy statement under the subcaption "Executive Compensation - Report of the Compensation Committee." Mr. Alexander (Chairman), Mr. Freels, and Mr. Smith serve as members of the Compensation Committee. The Committee met four times in 2004.

      Corporate Governance Committee. The Corporate Governance Committee is appointed by the Board to (1) identify individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders, (2) recommend to the Board the Corporate Governance Guidelines applicable to the Company, (3) lead the Board in its annual review of the Board's performance, and
                                       5
(4) recommend to the Board director nominees for each committee. Mr. Kuester (Chairman), Mr. Baur, and Mr. Smith serve on the Corporate Governance Committee. The Committee met three times in 2004.

COMPENSATION OF DIRECTORS

      Each director is paid a retainer of $2,000 per month and $1,000 for each meeting of the Board attended. In addition, the chairmen of the Executive and Audit Committees each receive an annual retainer of $5,000 and the chairmen of the Corporate Governance and Compensation Committees each receive an annual retainer of $3,000. Directors receive a meeting fee of $500 for each meeting of a Board committee attended. Upon initial election to the Board, a director receives an option to purchase 15,000 shares of our stock at the current market price. Upon reelection to a three-year term, a director receives an option to purchase 10,000 shares of our stock at the current market price. Mr. Smith participates in our retiree health insurance plan and the other directors who are officers of the Company receive salaries and benefits related to their duties. No other director received any compensation or benefits other than the standard arrangements described above.

      The Company maintains a deferred compensation program under which directors may elect each year to defer some or all of the fees otherwise payable in cash during the year. Amounts deferred become payable in cash in a lump sum or in quarterly installments after a director's termination of service. In the event a director's service terminates in connection with a change of control of the Company, as defined in the plan, payment of all deferred amounts will be made in a lump sum. During the period in which payment is deferred, a director may elect that the deferred fees be credited with interest at the prime rate in effect as of each calendar quarter, or that the deferred fees be converted into common stock equivalent units. If common stock equivalent units are elected, the director's account is also credited with stock equivalent units representing the shares of our common stock which could have been purchased with the cash dividends which would have been paid had the units been actual common stock. Stock equivalent units are converted to cash based upon the fair market value of our common stock at the time of distribution. During 2004, Mr. Alexander, Mr. Baur, Mr. Howatt, Mr. Freels, and Mr. Kuester participated in the plan and deferred all or a portion of the retainer or meeting fees otherwise payable to them.

      Directors who began service prior to January 1, 2003, and have at least five years of service at termination are eligible to receive a monthly benefit equal to the monthly retainer and meeting fees in effect at termination of service. Benefits will be paid for a period of time equal to the retired director's period of service on the Board, including service on the board of directors of Mosinee Paper Corporation. Retirement benefits terminate at death and are accelerated in the event of a change of control of the Company, as defined in the policy. Directors who began service after December 31, 2002, are not eligible for retirement benefits.

DETERMINATION OF INDEPENDENCE OF DIRECTORS

      Our Corporate Governance Guidelines provide that a majority of the Board and all members of our Audit, Compensation, and Corporate Governance Committees will consist of independent directors, as determined in accordance with NYSE listing standards. During 2004 we engaged in various business transactions with companies for which some of our directors serve as directors or officers. Each of these transactions was done in the ordinary course of business and at prices and on terms prevailing at the time for comparable transactions with unrelated persons. The Board has adopted categorical standards to assist it in determining whether any of such transactions create a material relationship which precludes independence under NYSE listing standards. In general terms, and absent other factors, the Board's categorical standards provide that a customer relationship is not material if the Company does not account for more than 2% of the revenue of the director's business and not more than 2% of the Company's revenue is derived from the director's business. Similarly, in the case of a lending relationship, absent other factors, the relationship is not material if the Company obtained the credit on the same terms as other borrowers, the credit would have been available from other lenders on comparable terms, and the interest and fees paid by the Company does not exceed 2% of the lender's total income. The Board's categorical standards are posted on our website. See "About Wausau Paper - Corporate Governance" at www.wausaupaper.com.
                                       6
      Each of the Company's non-management directors meet the categorical standards adopted by the Board and none of our non-management directors receive any compensation from the Company other than in his capacity as a director.

The Board has determined that five of our Board members have no material relationship with the Company and satisfy the requirements for independence under the NYSE listing standards (Mr. Baur, Mr. Alexander, Mr. Freels, Mr. Kuester, and Mr. Smith). Upon the election of Mr. Knetter at the annual meeting, six of our eight directors, including Mr. Knetter, will satisfy these independence criteria.

                                STOCK OWNERSHIP

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND 5% SHAREHOLDERS

      The following table sets forth, based on statements filed with the SEC or information otherwise known to us, the name of each person believed by us to own more than 5% of our common stock and the number of shares of common stock held by each person.

                                               COMMON SHARES        PERCENT OF
      NAME AND ADDRESS                     BENEFICIALLY OWNED         CLASS
      Wilmington Trust Company                   7,194,185            13.92%
      Rodney Square North
      1100 N. Market Street
      Wilmington, DE  19890-0001

      Trustees of David B. Smith Family Trust    3,167,789(1)          6.13%
      1206 E. Sixth Street
      Merrill, WI  54452

      Dimensional Fund Advisors Inc              2,779,614             5.38%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, CA  90401

      (1)David B. Smith, Jr., Thomas P. Smith, Margaret S. Mumma, and Sarah S. Miller are the co-trustees of the David B. Smith Family Trust (the "Trust") which owns 2,368,372 shares of common stock. Including common stock which is beneficially owned by the trustees on an individual basis and common stock owned by the Trust, each of the trustees has sole or shared investment authority with respect to the following percentages of common stock: David B. Smith, Jr., 4.70%; Thomas P. Smith, 4.75%; Margaret S. Mumma, 5.29%; and Sarah S. Miller, 5.14%.

      The following table sets forth the number of shares of common stock beneficially owned as of the record date by each of the directors, each person nominated to become a director, each of our current executive officers named in the summary compensation table, and all such nominees, directors, and executive officers as a group.

                                                                      COMMON STOCK     PERCENT OF
      NAME                                                         BENEFICIALLY OWNED     CLASS
      Walter Alexander                                                  41,212(1)           *
      Andrew N. Baur                                                    25,000(2)           *
      Gary W. Freels                                                   990,065(3)          1.91%
      Thomas J. Howatt                                                 513,633(4)           *
      Dennis J. Kuester                                                 25,000(5)           *
      San W. Orr, Jr.                                                1,603,716(6)          3.09%
      David B. Smith, Jr.                                            2,427,491(7)          4.69%
      Michael M. Knetter                                                     0(8)           *
      Stuart R. Carlson                                                135,284(9)           *
      Pete R. Chiericozzi                                               25,000(10)          *
      Albert K. Davis                                                  107,335(11)          *
      Scott P. Doescher                                                106,335(12)          *
      All directors and executive officers as a group (14 persons)   6,191,594(13)        11.67%
                                       7

      *   Less than 1%
 (1) Includes 25,000 shares which may be acquired through the exercise of options on or before
     60 days from February 18, 2005.
 (2) Includes 15,000 shares which may be acquired through the exercise of options on or before
     60 days from February 18, 2005.
 (3) Includes 975,065 shares of common stock held by two charitable foundations of which Mr.
     Freels serves as president and/or a director and 15,000 shares which may be acquired through the exercise of options on or before 60 days from February 18, 2005.
 (4) Includes 498,817 shares which may be acquired through the exercise of options on or before
     60 days from February 18, 2005, and 9,098 shares held under 401(k) plan on December 31, 2004.
 (5) Includes 25,000 shares which may be acquired through the exercise of options on or before 60 days from February 18, 2005.  The Marshall & Ilsley Trust Company is trustee of a Company retirement plan and holds our common stock as such trustee and in its various other fiduciary capacities, including the shares held as custodian of the David B. Smith Family Trust described in note (7).  Mr. Kuester is the Chairman and CEO and a director of Marshall &
     Ilsley Corporation, the parent corporation of the Trust Company.  Mr. Kuester disclaims any beneficial interest in the shares held of record by the Trust Company.
 (6) Includes 1,083,907 shares as to which Mr. Orr exercises shared voting and investment power
     (and as to which beneficial ownership is disclaimed) and 216,668 shares which may be acquired through the exercise of options on or before 60 days from February 18, 2005.
 (7) Includes 25,000 shares which may be acquired through the exercise of options on or before
     60 days from February 18, 2005.  David B. Smith, Jr. is a co-trustee of the David B. Smith
     Family Trust which holds 2,368,372 shares of common stock.  See note (1) under the preceding table.
 (8) Mr. Knetter is a nominee for election as a Class III director.
 (9) Includes 134,800 shares which may be acquired through the exercise of options on or before 60 days from February 18, 2005.
(10) Includes 25,000 shares which may be acquired through the exercise of options on or before 60 days from February 18, 2005.
(11) Includes 106,000 shares which may be acquired through the exercise of options on or before 60 days from February 18, 2005.
(12) Includes 106,000 shares which may be acquired through the exercise of options on or before 60 days from February 18, 2005.
(13) The shares disclosed incorporate footnotes (1) - (12).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires directors and officers and persons who own more than 10% of the common stock outstanding ("reporting persons") to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Reporting persons are also required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them with the SEC. We review copies of the Section 16(a) forms received by us or rely upon written representations from certain of these reporting persons to determine compliance with the Section 16(a) regulations for purposes of this proxy statement. Based on our review of these reports and the representations of the reporting persons, we believe that all reports required to be filed by
Section 16(a) were filed on a timely basis.

               REPORT OF THE AUDIT COMMITTEE AND RELATED MATTERS

AUDIT COMMITTEE REPORT

      During the 2004 fiscal year, the Audit Committee met at various times with senior members of the Company's financial management team and the Company's independent auditor to review and discuss the Company's financial statements (including critical accounting policies, significant accounting issues, and assumptions made in connection with those policies and preparation of the financial statements), financial management issues, and the Company's system of internal controls. The Committee also met with the Company's general legal counsel to review and discuss legal claims and contingencies.

      The Audit Committee met with the Company's senior financial management team and the independent auditor to review the Company's audited financial statements for the 2004 fiscal year prior to their issuance. At
                                       8
that meeting, the Committee received assurances from senior financial management that all financial statements had been prepared in accordance with accounting principles generally accepted in the United States. In addition, the Committee asked the independent auditor to address and respond to questions concerning the audited financial statements, the audit process, and other related matters. This discussion centered on the following questions posed by the Committee to the independent auditor:

(bullet) Are there any accounting judgments made by management in preparing the financial statements that would have been made differently had the auditor prepared and been responsible for the financial statements?

(bullet) Based on the auditor's experience and its knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles and Securities and Exchange Commission ("SEC") disclosure requirements?

(bullet) Based on the auditor's experience and its knowledge of the Company, has the Company implemented all internal controls and internal audit procedures that are appropriate for the Company?

      In connection with its review of the audited financial statements, the Audit Committee discussed with the independent auditor the independence of the firm under SEC rules for the purposes of expressing an opinion on the Company's financial statements, and considered whether the provision of nonaudit services is compatible with maintaining the auditor's independence. The Committee received from the independent auditor the written disclosure and the letter relating to the independence of the firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also discussed with the independent auditor the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      Management has the primary responsibility for the Company's financial statements and the overall reporting process. It is not the duty of the Audit Committee to conduct auditing or accounting reviews or procedures. The Committee acts only in an oversight capacity and it necessarily relies on the work and assurances provided by management and the independent auditor and it therefore does not have an independent basis to determine whether management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures. Accordingly, the Committee's reviews of the Company's financial statements and its discussions with the Company's senior financial management team and the independent auditor do not guarantee that the Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States or that the audit has been carried out in accordance with auditing standards generally accepted in the United States.

      In reliance on the reviews and discussions described in this report and on the report of the independent auditor, the Audit Committee recommended to the Board of Directors that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

                                               AUDIT COMMITTEE
                                               Gary W. Freels (Chairman)
                                               Walter Alexander
                                               Andrew N. Baur
                                               Dennis J. Kuester

AUDIT COMMITTEE PRE-APPROVAL POLICIES

      The Audit Committee is required to pre-approve audit and non-audit services performed by the Company's independent auditor. Under its pre-approval policy, a schedule of specific audit, audit-related, and tax services and their related fees received pre-approval in 2004 after review by the Committee of appropriate
                                       9
detailed back-up documentation and receipt of confirmation from management and the independent auditor that each non-audit service included in the schedule may be performed by the independent auditor under applicable SEC and professional standards. Any services not included in the pre-approved schedule of services and fees must be specifically pre-approved by the Committee. To ensure prompt handling of unexpected matters, the Committee has delegated to the chairman, and in his absence, to Mr. Baur, the authority to grant pre-approvals for services, other than internal control related services, provided that any such pre-approvals must be presented to the full Committee at its next meeting.

      In granting approval for a service, the Audit Committee (or the appropriate designated Committee member) considers the type and scope of service, the fees, whether the service is permitted to be performed by an independent auditor, and whether such service is compatible with maintaining the auditor's independence.

INDEPENDENT AUDITOR AND FEES

      The Audit Committee appointed Deloitte & Touche LLP ("Deloitte") as independent auditor to audit the books, records, and accounts of the Company for the fiscal year ended December 31, 2004. Representatives of Deloitte will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.

      The following table presents aggregate professional fees paid or accrued during the 2004 and 2003 fiscal years in the categories specified. All services performed received pre-approval by the Audit Committee.

                                           2004                2003
      Audit Fees(1)                    $   578,700         $ 242,038
      Audit-Related Fees(2)                168,258           117,323
      Tax Fees(3)                          288,713           573,587
      All Other Fees                             0                 0
                                        $1,035,671         $ 932,948

      (1)Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, review of SEC filings, and the attestation of management's report on the internal control of financial reporting.
      (2)Audit-related fees consisted principally of audits of employee benefit plans and advisory services relating to compliance with requirements of Sarbanes-Oxley Act of 2002.
      (3)Tax fees for 2004 represent fees of $215,201 related to tax compliance (tax returns, refunds, and payment planning) and fees of $73,512 for tax consultation and planning which provided, or are expected to provide, benefits to the Company in excess of the fees paid. Tax fees for 2003 represent fees of $232,835 related to tax compliance (tax returns, refunds, and payment planning) and fees of $340,752 for tax consultation and planning which provided, or are expected to provide, benefits to the Company in excess of the fees paid.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The table below sets forth compensation earned by, or awarded or paid by us to, the CEO as of December 31, 2004, and to each of our four most highly compensated executive officers as of December 31, 2004, whose salary and bonus exceeded $100,000 for the last fiscal year.

                                                     SUMMARY COMPENSATION TABLE
                                   ANNUAL COMPENSATION                      LONG TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                   RESTRICTED     SECURITIES
                                                        OTHER ANNUAL STOCK        UNDERLYING    ALL OTHER
NAME AND PRINCIPAL       YEAR   SALARY(1)   BONUS(1)  COMPENSATION AWARD(S)        OPTIONS/    COMPENSATION
POSITION                                                  ($)       ($)            SARS(#)
                                                                             GRANTED    LAPSED
Thomas J. Howatt,              2004  $651,891  $504,713        $0    $166,683(2) 120,000       0    $52,574(3)
President and CEO              2003  $578,702  $126,204        $0     $51,994          0       0    $56,195
                               2002  $503,702  $255,965        $0          $0     54,000  54,000(4) $59,560

Stuart R. Carlson              2004  $321,491  $217,121        $0     $39,059(2)  33,400       0    $ 6,970(5)
Executive Vice President,      2003  $308,392  $ 77,136        $0     $25,673          0       0    $ 6,912
Administration                 2002  $293,740  $149,382        $0          $0     36,000  36,000(4) $ 6,717

Albert K. Davis, Senior        2004  $270,945  $210,505        $0     $34,497(2)  29,400       0    $ 5,228(5)
Vice President,                2003  $250,603  $ 82,198        $0     $21,588          0       0    $ 5,100
Specialty Products             2002  $235,740  $ 75,082  $  4,729(6)       $0     36,000  36,000(4) $24,835(7)

Pete R. Chiericozzi, Senior    2004  $250,340  $175,845  $  4,999(6)  $30,291(2)  25,800       0    16,050(5)(7)
Vice President, Towel & Tissue 2003  $ 73,878  $ 27,234  $  3,784(6)  $19,989     93,000  18,000(4) $26,348(7)
Scott P. Doescher, Senior      2004  $252,681  $166,449        $0     $31,580(2)  27,000       0    $ 5,228(5)
Vice President, Finance,       2003  $240,362  $ 60,125        $0     $20,147          0       0      5,107
Secretary and Treasurer        2002  $220,987  $112,349        $0          $0     36,000  36,000(4) $ 4,982

(1)Includes compensation deferred by officers under 401(k) plan and Executive Officers' Deferred Compensation Plan.
(2)The value indicated in table is based on the closing price of the Company's stock attributable to the grants of performance units or restricted stock as determined on the date of award (December 17, 2004, $16.96 per share). Mr. Howatt's award includes 5,000 shares of restricted stock which will vest on December 17, 2005.
Dividends paid on the restricted stock are held in escrow and distributed in cash only upon vesting of the underlying stock. Vesting of all performance units awarded in 2004 is subject to the satisfaction of Company performance criteria in 2005, and service by the grantee through December 31, 2006. Holders of performance units are also entitled to dividend equivalents which result in additional performance units being credited to the named individuals on each cash dividend payment date based upon the cash dividend rate and the price of the
Company's stock on such date. At December 31, 2004, the number of shares attributable to awards held by the officers named in the table (including shares attributable to hypothetical dividends on performance units) and the value of such shares based on the closing price of the Company's common stock at December 31, 2004 ($17.86)
were: Mr. Howatt, 13,852 shares, $247,397; Mr. Carlson, 4,290 shares, $76,619; Mr. Davis, 3,705 shares,$66,168;
Mr. Doescher, 3,421 shares, $61,104; and Mr. Chiericozzi, 3,333 shares, $59,527.
(3)Director's fees of $30,000, 401(k) contributions of $5,228, and credits of $17,346 payable under the
Company's flexible benefit plan. Mr. Howatt's fees were deferred under the Deferred Compensation Plan for
Directors described under the caption "Director Compensation."
(4)One-half of the options granted in 2002 were subject to satisfaction of financial performance conditions by the Company in each of fiscal years 2003 and 2004. Mr. Chiericozzi received a grant for the 2004 fiscal year following his employment in September, 2003. Because financial performance conditions were not satisfied in either year, all options have lapsed.
(5)Contributions of $5,228 under 401(k) plan and, with respect to Mr. Carlson, credits payable under the
Company's flexible benefit plan of $1,742.
(6)Reimbursement for taxes under relocation policy.
(7)Includes, as reimbursement of moving expenses under relocation policy with respect to: Mr. Davis, $20,160;
and Mr. Chiericozzi, $10,822 in 2004 and $24,764 in 2003.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      Grants. We maintain stock appreciation rights ("SAR") and stock option plans pursuant to which grants may be made to key employees. The following grants were made in 2004 to executive officers named in the summary compensation table.
                                       11

OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                                    ALTERNATE
                                           INDIVIDUAL                                              GRANT DATE
                                             GRANTS                                                  VALUE
                                           % OF TOTAL                       MARKET
                                          OPTIONS/SARS                     PRICE OF
                                           GRANTED TO        EXERCISE OR   STOCK ON                 GRANT DATE
                   OPTIONS/SARS           EMPLOYEES IN        BASE PRICE    DATE OF    EXPIRATION    PRESENT
NAME                GRANTED (#)*           FISCAL YEAR         ($/SH)        GRANT        DATE      VALUE $(1)
Mr. Howatt           70,000(2)              12.66%             $17.40       $17.40     12/17/2024   $410,200
                     50,000(3)               9.04%             $17.40       $17.40     12/17/2024   $293,000

Mr. Carlson          33,400(2)               6.04%             $17.40       $17.40     12/17/2024   $195,724

Mr. Davis            29,400(2)               5.32%             $17.40       $17.40     12/17/2024   $172,284

Mr. Chiericozzi      25,800(2)               4.66%             $17.40       $17.40     12/17/2024   $151,188

Mr. Doescher         27,000(2)               4.88%             $17.40       $17.40     12/17/2024   $158,220

*   All grants in 2004 were stock options.
(1) Determined pursuant to Black-Scholes option pricing model. The material assumptions and adjustments incorporated into the Black-Scholes model in estimating the value of the options reflected in the above table include
    (a) an option term of 20 years; (b) risk-free rate of return (represented by the interest rate on long-term U.S. Treasury securities with maturity date corresponding to the term on the grant date); (c) volatility calculated using daily stock prices for the 36-month period prior to the grant date; (d) dividends representing the annualized dividend paid with respect to the underlying common stock; and (e) reductions to reflect the probability of a shortened term due to termination of employment prior to the option expiration date. The particular assumptions used for each grant date are:

                     RISK-FREE                            ANNUAL REDUCTION FOR
    GRANT             RATE OF                            DIVIDEND  SHORTENED
    DATE              RETURN   VOLATILITY    DIVIDENDS     YIELD     TERM

    12/17/2004         4.23%     38.20%        $0.34       1.95%    24.22%

    The actual value, if any, a grantee will realize upon exercise of an option will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised. See "Report of the Compensation Committee."
(2) Vesting is subject to satisfaction of financial performance conditions by the Company in fiscal 2005.
(3) Vesting is subject to continued service through December 17, 2005.

      Exercise and Year-End Value. The following table sets forth information regarding the exercise of stock options or SARs in 2004 by each of the executive officers named in the summary compensation table and the December 31, 2004, value of unexercised, in-the-money stock options or SARs held by each such person.
                                       12

      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                        NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-
                SHARES       VALUE     OPTIONS/SARS AT FY-END(#)    THE-MONEY OPTIONS/SARS
              ACQUIRED ON   REALIZED                                     AT FY-END ($)
NAME           EXERCISE(#)   ($)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
Mr. Howatt        0           0    498,817*       120,000*     $3,658,718*(1)     $ 67,200
                  0           0     22,183(dagger)      0      $  435,481(dagger) $      0

Mr. Carlson       0           0    134,800*        33,400*     $  105,068*        $ 18,704
                  0           0     46,200(dagger)      0      $  644,712(dagger) $      0

Mr. Chiericozzi   0           0     25,000*        75,800*     $  124,500*        $263,448

Mr. Davis         0           0    106,000*        29,400*     $  809,813*(1)     $ 16,464

Mr. Doescher      0           0    106,000*        27,000*     $  518,700*        $ 15,120

*   Options.
(dagger)SARs exercisable only for cash. In cases of SAR valuations, includes, in cases where the grant so provides, the value of hypothetical shares credited to grantee under provision in SAR grant which assumes cash dividends are paid on underlying shares and invested in hypothetical common stock.
(1) Value of options with respect to 32,444 shares for Mr. Howatt and 13,819 shares for Mr. Davis includes the value of hypothetical shares credited under the 1991 Dividend Equivalent Plan which assumes cash dividends are paid on underlying shares and invested in hypothetical common stock.

RETIREMENT BENEFITS

      Our retirement plan covers all salaried employees and bases a participant's pension on the value of a hypothetical account balance in the plan. A participant will receive an annual credit to his account equal to 4.25% of covered compensation up to the Social Security taxable wage base and 8.5% of the covered compensation in excess of the taxable wage base, plus an interest credit on all prior accruals equal to the 30-year U.S. Treasury rate. For 2004, a discretionary additional credit of 5% was also approved by the Board. The benefit payable under the plan is determined by converting the hypothetical account balance credits into annuity form.

      Executive officers also participate in a nonqualified supplemental retirement plan under which benefits are determined by compensation without regard to limitations contained in the cash balance plan. The supplemental plan will provide an executive officer with a retirement benefit equal to 50% of his average salary and bonus upon retirement at age 62 after 10 years of service as an executive officer. The supplemental plan provides for an offset of benefits payable under the cash balance plan. Accrued benefits under the supplemental plan will be paid in a lump sum in the event of a change of control of the Company, as defined in the supplemental plan.
                                       13

      Based on average covered compensation as of December 31, 2004, the following estimated single life annuity benefits would be payable from the cash balance and supplemental retirement plans upon retirement at normal retirement age under the cash balance plan (age 65) to the following executive officers:

                     YEARS OF                 ADDITIONAL     TOTAL      AVERAGE
                     SERVICE      QUALIFIED  SUPPLEMENTAL  RETIREMENT   COVERED
EXECUTIVE OFFICER    AND AGE(1) PLAN BENEFIT PLAN BENEFIT   BENEFIT  REMUNERATION
Mr. Howatt            12; 55       $73,000     $289,000    $362,000    $724,000
Mr. Carlson           13; 58       $33,000     $174,000    $207,000    $414,000
Mr. Davis              4; 57       $69,000     $ 87,000    $156,000    $311,000
Mr. Chiericozzi        1; 61       $ 1,000     $100,000    $101,000    $407,000
Mr. Doescher           3; 45       $48,000     $ 92,000    $140,000    $279,000

(1) Years of service as an executive officer under the supplemental plan. Vesting under the supplemental plan with respect to the listed officers requires attainment of age 55 and 10 years of service as an executive officer. All officers except Mr. Chiericozzi are vested in their accrued benefit under the cash balance plan.

      Our Executive Deferred Compensation Plan permits an executive officer of the Company to elect to defer up to 50% of his base salary and 100% of his incentive compensation. The amounts deferred are credited with interest at the prime rate from the date of deferral. A Participant's accrued balance is distributed on a date elected by the participant subject to certain limitations provided for in the plan. Distribution will be made pursuant to an installment method of up to 120 months, or in a lump sum, as elected by the Participant. The plan is unfunded.

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee establishes and reviews base salaries of executive officers and is responsible for the establishment and implementation of executive bonus and incentive programs, general compensation policies, and grants under stock incentive plans. This report describes the policies of the Compensation Committee as in effect for the 2004 fiscal year.

      General. The Committee's compensation policy is designed to align the interests of executives and shareholders by making a significant portion of each executive officer's compensation package directly related to the annual performance of the Company and the performance of the Company's common stock. The total compensation paid to executive officers and the retirement and other fringe benefits provided by the Company are designed to offer a level of compensation which is competitive with other companies in the paper industry. Some, but not all, of the companies used for purposes of compensation comparisons are included in the 36 companies which, in addition to the Company, comprise the CoreData index of paper companies' stock performance under the caption "Stock Price Performance Graph." The Committee makes compensation comparisons only with those companies whose operations are similar to the

Company or which have operating units which are similar to the Company. Given the disparity in size between companies which operate in the paper industry and the difficulty in determining the precise duties of executive officers of other companies, it is difficult to draw exact comparisons with the compensation policies of other companies. The determination of executive compensation is, therefore, subjective.

      The Compensation Committee is aware that, except for certain plans approved by shareholders, Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions to $1 million for compensation paid to the CEO and each of the four most highly paid executive officers named in the summary compensation table who are officers on the last day of the year. The Committee reviews this limit and its application to the Company's compensation policies as part of its compensation policy.

      Base Compensation. The Compensation Committee does not rely on specific salary and benefit comparisons, but does periodically consider and review surveys of paper industry compensation and may retain
                                       14
independent consultants in order to gauge the relationship of its executive officers' base salaries and benefit levels to the levels of comparable paper companies. Annual increases in the base salary of each of the Company's executive officers are determined in accordance with the Committee's policy of maintaining competitive salary levels with other paper industry companies
(as discussed above) and individual job performance.

      Individual job performance in the prior fiscal year is the most important factor considered by the Compensation Committee in annual reviews and in determining appropriate increases in base salary. The CEO annually assesses the job performance of executive officers who report to him. The CEO's base salary is determined by the Committee on the same basis as that of the Company's other executive officers, except that the Committee annually establishes performance criteria for the CEO and reviews his performance. Individual performance criteria generally include an evaluation of the performance of the individual officer's fundamental duties and responsibilities and the extent to which specific individual performance goals used to measure incentive compensation have been achieved.

      Incentive Compensation Based on Financial Performance of the Company and Individual Performance. The Company's compensation policies are intended to subject a significant portion of executive officer compensation to risks relating to the Company's achievement of annual financial objectives.
Incentive compensation is predicated on the degree to which the Company achieves specified goals, including, among others, targeted returns on capital employed and achievement of individual performance objectives related to the achievement of targeted rates of return on approved capital projects, increases in mill operating efficiencies, and reductions in targeted components of working capital.

      Criteria used in the assessment of Mr. Howatt's eligibility for incentive compensation in 2004 based upon individual objectives included the achievement of targeted revenues from new products, targeted rates of return on approved capital projects, and increases in mill operating efficiencies. The individual performance objectives for executive officers other than the CEO vary by individual job responsibilities. They may include, for example, achievement of targeted levels of certain components of working capital, achievement of targeted rates of return on approved capital projects, increases in productivity and volume of product shipped, revenues derived from new products, and in operating cost containment.

      Stock Based Compensation. Executive officers participate in equity-based plans at various levels. The Compensation Committee has not established formal criteria by which the size of plan grants are determined, but the Committee considers the amount and terms of any new grant and published data concerning equity ownership and grants for executives within the paper industry. The value of these grants are principally related to the long-term performance of the common stock and, therefore, provide an identity of interests between executive officers and the shareholders.

      Compensation Committee Interlocks and Insider Participation. The directors making this report are the only directors who served on the Compensation Committee in 2004. Each member of the Committee is an independent director under NYSE listing standards and none is a former officer of the Company.

                                           COMPENSATION COMMITTEE
                                           Walter Alexander (Chairman)
                                           Gary W. Freels
                                           David B. Smith, Jr.
                                       15
                         STOCK PRICE PERFORMANCE GRAPH

      The following graph and table compare the yearly percentage change in the cumulative total shareholder return on our common stock for the period beginning December 31, 1999, and ending December 31, 2004, with the CoreData's Russell 2000 and Paper and Paper Products Indices for the same periods. The graph and table assume that the value of the investment in our common stock and each index on December 31, 1999, was $100 and that all dividends were reinvested. All information is based on stock prices on the last trading day of the fiscal year.

[Stock Price Performance Graph deleted pursuant to Rule 304(d) of Regulation S-T. Data reported in the graph is also reported in the following tabular Form in the proxy statement delivered to shareholders.]

                                               December 31,
                             1999    2000     2001      2002     2003     2004
Wausau-Mosinee Paper       100.00   89.68    110.21   105.39   130.96   177.11
CD Paper & Paper Products  100.00   90.81     89.17    81.48   102.54   114.11
Russell 2000 Index         100.00   95.68     96.66    75.80   110.19   129.47

                                       16
       PROPOSAL NO. 2 - APPROVAL OF NAME CHANGE TO "WAUSAU PAPER CORP."

PROPOSED AMENDMENT TO CHANGE THE COMPANY'S NAME TO "WAUSAU PAPER CORP."

      The Board has proposed an amendment to Article 1 of our restated articles of incorporation to change the name of the Company to "Wausau Paper Corp." from the present "Wausau-Mosinee Paper Corporation." As amended, Article 1 would read as follows:

                                   Article 1

 The name of the corporation shall be Wausau Paper Corp. (the "Corporation").


      In September 2004, we announced that the Company would begin to operate under the name "Wausau Paper" as part of a broader initiative to create a unified brand recognition across our three business segments. As part of the branding initiative, all of our products were aligned under the Wausau Paper name and are now sold under the Wausau Paper label. This change has allowed us to create a consistent brand in each of our markets while implementing corporate-wide marketing and cross-selling efforts.

      At the time we announced the change in our commercial name, we indicated that we would seek to change the legal name of the Company at the annual meeting. Accordingly, the Board has proposed and recommended that the shareholders vote "FOR" the amendment of our restated articles of incorporation to change the legal name of the Company to "Wausau Paper Corp."

      If the amendment to our restated articles of incorporation is approved at the annual meeting, we intend to make it effective by promptly filing the amendment with the Wisconsin Department of Financial Institutions. Our trading symbol on the New York Stock Exchange was changed to "WPP" in September and no further change in that symbol will be required as a result of the change in our legal name.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT

      Approval of the amended plan requires the affirmative vote of two-thirds of our shares which are issued and outstanding on the record date, February 18, 2005. Shares not voted at the annual meeting, including broker non-votes and abstentions, will have the effect of a vote against the proposed amendment.

      All shareholders are requested to specify their vote on the enclosed form of proxy. If no specification is made, the proxy will be voted for approval of the plan.

      THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION TO CHANGE OUR NAME TO "WAUSAU PAPER CORP."
                                       17
                                 OTHER MATTERS

COSTS OF SOLICITATION

      In addition to solicitation by mail, our officers, directors and regular employees may solicit proxies in person or by telephone, facsimile, electronic mail, or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries, and other nominees in forwarding proxy material to beneficial owners of our common stock, will be borne by us.

PROXY STATEMENT PROPOSALS

      Any shareholder who intends to present a proposal at the annual meeting to be held in 2006 must deliver the written proposal to the Secretary of the Company at our office in Mosinee, Wisconsin:

           (bullet)not later than November 18, 2005, if the proposal is submitted for inclusion in our proxy materials for the 2006 meeting pursuant to Rule 14a-8 under the Exchange Act; or

           (bullet)on or after January 21, 2006, and on or before February
                   20, 2006, if the proposal is submitted pursuant to our bylaws, in which case we are not required to include the proposal in our proxy materials.

Shareholders may present a proposal at the 2006 annual meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements. Nominations for director made from the floor at the annual meeting of shareholders to be held in 2006 require advance notice in accordance with the bylaws.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

      In accordance with notices sent to shareholders who share the same address, we are sending only one annual report and proxy statement to that address unless we receive contrary instructions from any shareholder at that address. This practice, which is called "householding," is designed to reduce our printing and postage costs and the volume of duplicate information you receive. We expect that most banks, brokers and other nominee record holders will also "household" proxy statements and annual reports for shareholders
whose accounts are held in street name.   Each shareholder will continue to
receive a separate proxy card. We will promptly deliver a separate copy of our proxy statement or annual report to any shareholder upon written or oral request to the Secretary, Wausau Paper, 100 Paper Place, Mosinee, WI 54455-9099, telephone: (715) 693-4470.

      Shareholders holding stock in their own name who wish to either request or discontinue householding may contact the Secretary of the Company at the address or telephone number listed in the preceding paragraph. Shareholders whose shares are held in street name and who wish to request or discontinue householding, should contact their bank, broker, or other nominee record holder.

                                     By order of the Board of Directors

                                     SCOTT P. DOESCHER

                                     SCOTT P. DOESCHER
                                     SECRETARY


               PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

                                  APPENDIX A

                       WAUSAU-MOSINEE PAPER CORPORATION
                            AUDIT COMMITTEE CHARTER
                         AS AMENDED DECEMBER 17, 2004


1.    PURPOSE

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

2.    COMMITTEE MEMBERSHIP

      (a) Number and Qualifications. The Audit Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange,
Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

      (b) Selection and Appointment. The members of the Audit Committee shall be appointed and may be replaced by the Board on the recommendation of the Corporate Governance Committee.

3.    MEETINGS

      The Audit Committee shall meet as often as it determines appropriate, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

4.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

      (a) Appointment of Independent Auditor. The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

      (b)   Approval of Services.

            (1) The Audit Committee shall pre-approve all auditing services, internal control related services, and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

            (2) The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. The authority to grant pre-approvals of audit and permitted non-audit services may be delegated to the chair of the Committee, or, in his absence, one other member,
                                       A-1
      provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

      (c) Retention of Advisors. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

      (d)   Reports to the Board.  The Audit Committee shall make regular
reports to the Board.   The Committee shall review and reassess the adequacy of
this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

5.    COMMITTEE PROCEDURES

      In exercising its authority and fulfilling its responsibilities under this Charter, the Audit Committee, shall take the following actions to the extent it deems necessary or appropriate.

      (a)   Financial Statement and Disclosure Matters.

            (1) Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Conditions and Results of Operations," and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

            (2) Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements and disclosures made under "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

            (3) Discuss with management and the independent auditor significant financial reporting issues and judgments regarding accounting principles and financial statement presentations made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

            (4) Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company's internal controls, any special steps adopted in light of material control deficiencies, and the adequacy of disclosures about changes in internal control over financial reporting.

            (5) Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company's internal controls report and the independent auditor's attestation of the report prior to the filing of the Company's Form 10-K.

            (6) Review and discuss quarterly reports from the independent auditors on:

                   (A) All critical accounting policies and practices to be used.

                   (B) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

                   (C) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.
                                       A-2
            (7) Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The committee is not required to discuss in advance each release or each instance in which earnings guidance may be provided.

            (8) Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

            (9) Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

            (10) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

            (11) Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

      (b)   Oversight of the Company's Relationship with the Independent
Auditor.

            (1) Review and evaluate the lead partner of the independent auditor team.

            (2) Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors.
      The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

            (3) Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

            (4) Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

            (5) Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company's audit team and matters of audit quality and consistency.

            (6) Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.
                                       A-3
      (c)   Oversight of the Company's Internal Audit Function.

            (1) Review the appointment and replacement of the senior internal auditing executive.

            (2) Review the significant reports to management prepared by the internal auditing department and management's responses.

            (3) Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

      (d)   Compliance Oversight Responsibilities.

            (1) Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

            (2) Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions and the report of the Corporate Governance Committee concerning the Corporate Compliance Program. Advise the Board with respect to the Company's policies and procedures regarding compliance with laws and regulations applicable to the Company's reporting and disclosure obligations under the Exchange Act and other matters within the scope of the Committee's authority and responsibility.

            (3) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

            (4) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

            (5) Discuss with the Company's general counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies and internal controls.

6.    LIMITATION OF AUDIT COMMITTEE'S ROLE

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

PROXY

           PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
                           TO BE HELD APRIL 21, 2005

                       WAUSAU-MOSINEE PAPER CORPORATION

The undersigned hereby appoint(s) San W. Orr, Jr., Thomas J. Howatt, and Dennis
J. Kuester, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Wausau-Mosinee Paper Corporation that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 21, 2005 and at any adjournment thereof (the "Annual Meeting"). The proxies have the authority to vote such stock as directed on the reverse side hereof with respect to the proposals set forth in the Proxy Statement with the same effect as though the undersigned were present in person and voting such shares. For participants in the Dividend Reinvestment and Stock Purchase Plan, Common Stock Purchase Plan, and the Corporation's 401(k) plan, the proxy also serves as voting instructions to the plan administrator or trustee, as applicable, of such plans to vote the shares of common stock beneficially owned by the participants in each plan. The undersigned hereby revokes all proxies heretofore given to vote at the Annual Meeting and any adjournment thereof.

PLEASE INDICATE HOW YOUR STOCK IS TO BE VOTED. IF NO SPECIFIC VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.
       (Continued and to be marked, dated, and signed on reverse side.)

                  PROXY  -  WAUSAU-MOSINEE PAPER CORPORATION

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE NOMINEES LISTED BELOW AND APPROVAL OF PROPOSAL 2.

1.ELECTION OF CLASS III                             2. Amendment to restated            FOR    AGAINST  ABSTAIN
  DIRECTORS:                                           articles of incorporation
                                                       to change name to
                                                       "Wausau Paper Corp."
(TO WITHHOLD AUTHORITY TO VOTE           WITHHOLD   3. In their discretion, the
FOR ANY INDIVIDUAL NOMINEE,       FOR   AUTHORITY      proxies are authorized to vote
STRIKE A LINE THRUOGH THAT                             upon such other business as may
NOMINEE'S NAME IN THE LIST BELOW)                      properly come before the
                                                       Annual Meeting.

GARY W. FREELS
THOMAS J. HOWATT
MICHAEL M. KNETTER
                                                              COMPANY ID:

                                                             PROXY NUMBER:

                                                            ACCOUNT NUMBER:

Signature____________________ Signature____________________Date__________2005
Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, partnership, LLC, or other entity, please sign in full name of entity by authorized individual and give title